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                                                                    EXHIBIT 5.1


                          [HALE AND DORR LETTERHEAD]





                                      April 18, 1995


Wang Laboratories, Inc.
One Industrial Avenue
Lowell, MA  01851

Ladies and Gentlemen:

         We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 shares of Common Stock, $.01 par value per share and 2,760,414.52 shares of 11% Exchangeable Preferred Stock (the "Shares"), of Wang Laboratories, Inc., a Delaware corporation (the "Company"), issued to certain selling stockholders (the "Selling Stockholders") of the Company pursuant to the terms of Stock and Warrant Subscription Agreements between the Company and each Selling Stockholder dated September 20, 1993 (the "Stock and Warrant Subscription Agreements").

         We have examined the Stock and Warrant Subscription Agreements, the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed
(i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

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Wang Laboratories, Inc.
April 18, 1995
Page 2


         We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             HALE AND DORR